CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights", "Independent Auditors" and "Financial Statements" and to the use of our report dated January 6, 2001, which is incorporated by reference, in this Registration Statement (Form N-1A No. 33-83430) of Whitehall Funds Trust.

/s/ Ernst & Young LLP
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ERNST & YOUNG LLP


New York, New York
January 26, 2001